# SUPPLEMENTAL OPERATING AND FINANCIAL DATA

*Second Quarter 2020*

# FINANCIAL STRENGTH

| YTD 2020 CORE FAD PAYOUT RATIO | DEBT SERVICE COVERAGE RATIO | TARGET NET DEBT TO ADJ EBITDA MID TO LOW | INVESTMENT GRADE CREDIT RATING | SECURED DEBT TO TOTAL ASSETS |
|---|---|---|---|---|
| **80%** | **4.7x** | **6s** | **Baa2 STABLE**<br>**BBB STABLE** | **0%** |

**Q2 2020 NOI BY REGION**

MARYLAND
6%
31%
63%
DC
VIRGINIA

**Q2 2020 NOI BY ASSET CLASS**

OTHER
6%
48%
46%
OFFICE
MULTIFAMILY

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended				Three Months Ended
OPERATING RESULTS	June 30, 2020		June 30, 2019		June 30, 2020		March 31, 2020		December 31, 2019		September 30, 2019		June 30, 2019
Real estate rental revenue	$149,662		$148,254		$72,870		$76,792		$80,667		$80,259		$76,820
Real estate expenses	(55,524)		(54,277)		(26,885)		(28,639)		(30,611)		(30,692)		(28,134)
	94,138		93,977		45,985		48,153		50,056		49,567		48,686
Real estate depreciation and amortization	(59,319)		(60,101)		(29,599)		(29,720)		(38,812)		(37,340)		(33,044)
Income from real estate	34,819		33,876		16,386		18,433		11,244		12,227		15,642
Interest expense	(19,596)		(27,748)		(8,751)		(10,845)		(11,788)		(14,198)		(15,252)
(Loss) gain on sale of real estate	(7,539)		(1,046)		(7,539)		—		61,007		—		(1,046)
Gain (loss) on extinguishment of debt	262		—		(206)		468		—		—		—
Real estate impairment	—		(8,374)		—		—		—		—		—
General and administrative expenses	(11,633)		(13,342)		(5,296)		(6,337)		(6,265)		(6,461)		(5,535)
(Loss) income from continuing operations	(3,687)		(16,634)		(5,406)		1,719		54,198		(8,432)		(6,191)
Discontinued operations:
Income from properties classified as discontinued operations	—		13,216		—		—		—		2,942		7,178
Gain on sale of real estate	—		—		—		—		—		339,024		—
Loss on extinguishment of debt	—		—		—		—		—		(764)		—
Income from discontinued operations	—		13,216		—		—		—		341,202		7,178
Net (loss) income	(3,687)		(3,418)		(5,406)		1,719		54,198		332,770		987
Less: Net income attributable to noncontrolling interests in subsidiaries	—		—		—		—		—		—		—
Net (loss) income attributable to the controlling interests	$(3,687)		$(3,418)		$(5,406)		$1,719		$54,198		$332,770		$987
Per Share Data:
Net (loss) income attributable to the controlling interests	$(0.05)		$(0.05)		$(0.07)		$0.02		$0.66		$4.14		$0.01
Fully diluted weighted average shares outstanding	82,120		79,908		82,153		82,287		81,313		79,981		79,934
Percentage of Revenues:
Real estate expenses	37.1%		36.6%		36.9%		37.3%		37.9%		38.2%		36.6%
General and administrative expenses	7.8%		9.0%		7.3%		8.3%		7.8%		8.1%		7.2%
Ratios:
Adjusted EBITDA / Interest expense (includes discontinued operations)	4.2	x	3.6	x	4.7	x	3.9	x	3.8	x	3.3	x	3.5	x
Net (loss) income attributable to the controlling interests / Real estate rental revenue	(2.5)%		(2.3)%		(7.4)%		2.2%		67.2%		414.6%		1.3%

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Assets
Land	$574,025	$574,025	$566,807	$611,797	$597,258
Income producing property	2,467,629	2,444,525	2,392,415	2,486,966	2,407,898
	3,041,654	3,018,550	2,959,222	3,098,763	3,005,156
Accumulated depreciation and amortization	(745,692)	(719,446)	(693,610)	(724,433)	(697,714)
Net income producing property	2,295,962	2,299,104	2,265,612	2,374,330	2,307,442
Properties under development or held for future development	89,166	89,791	124,193	110,572	107,969
Total real estate held for investment, net	2,385,128	2,388,895	2,389,805	2,484,902	2,415,411
Investment in real estate held for sale, net	—	57,028	57,028	—	199,865
Cash and cash equivalents	7,971	20,601	12,939	12,931	5,756
Restricted cash	630	634	1,812	1,578	1,650
Rents and other receivables	67,026	64,617	65,259	69,414	65,739
Prepaid expenses and other assets	81,967	84,722	95,149	106,251	113,434
Other assets related to properties sold or held for sale	—	6,123	6,336	—	16,242
Total assets	$2,542,722	$2,622,620	$2,628,328	$2,675,076	$2,818,097
Liabilities
Notes payable, net	$897,060	$997,075	$996,722	$996,455	$1,445,444
Mortgage notes payable, net	—	—	47,074	47,319	47,563
Line of credit	181,000	148,000	56,000	211,000	218,000
Accounts payable and other liabilities	93,192	98,966	71,136	75,735	62,603
Dividend payable	24,760	—	24,668	—	—
Advance rents	7,375	8,681	9,353	9,475	8,801
Tenant security deposits	10,769	10,875	10,595	10,849	10,588
Other liabilities related to properties sold or held for sale	—	875	718	—	14,390
Total liabilities	1,214,156	1,264,472	1,216,266	1,350,833	1,807,389
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized	823	823	821	803	801
Additional paid-in capital	1,598,620	1,596,242	1,592,487	1,539,734	1,532,497
Distributions in excess of net income	(236,673)	(206,506)	(183,405)	(212,978)	(521,661)
Accumulated other comprehensive (loss) income	(34,533)	(32,744)	1,823	(3,659)	(1,272)
Total shareholders' equity	1,328,237	1,357,815	1,411,726	1,323,900	1,010,365
Noncontrolling interests in subsidiaries	329	333	336	343	343
Total equity	1,328,566	1,358,148	1,412,062	1,324,243	1,010,708
Total liabilities and equity	$2,542,722	$2,622,620	$2,628,328	$2,675,076	$2,818,097

Funds from Operations (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Funds from operations (FFO) (1)
Net (loss) income	$(3,687)	$(3,418)	$(5,406)	$1,719	$54,198	$332,770	$987
Real estate depreciation and amortization	59,319	60,101	29,599	29,720	38,812	37,340	33,044
Loss (gain) on sale of depreciable real estate	7,539	1,046	7,539	—	(61,007)	—	1,046
Real estate impairment	—	8,374	—	—	—	—	—
Discontinued operations:
Gain on sale of depreciable real estate	—	—	—	—	—	(339,024)	—
Real estate depreciation and amortization	—	4,867	—	—	—	59	2,377
NAREIT funds from operations (FFO)	63,171	70,970	31,732	31,439	32,003	31,145	37,454
(Gain) loss on extinguishment of debt	(262)	—	206	(468)	—	764	—
Restructuring expenses (2)	—	2,096	—	—	270	653	200
Core FFO (1)	$62,909	$73,066	$31,938	$30,971	$32,273	$32,562	$37,654

Allocation to participating securities (3)	(302)	(267)	(151)	(151)	(81)	(129)	(133)

NAREIT FFO per share - basic	$0.77	$0.88	$0.38	$0.38	$0.39	$0.39	$0.47
NAREIT FFO per share - fully diluted	$0.76	$0.88	$0.38	$0.38	$0.39	$0.39	$0.47

Core FFO per share - fully diluted	$0.76	$0.91	$0.39	$0.37	$0.40	$0.41	$0.47

Common dividend per share	$0.60	$0.60	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	82,120	79,908	82,153	82,086	81,220	79,981	79,934
Average shares - fully diluted (for NAREIT FFO and Core FFO)	82,305	79,989	82,323	82,287	81,313	80,040	79,998
______________________________
(1) See "Supplemental Definitions" on page 35 of this supplemental for the definitions of NAREIT FFO and Core FFO.
(2) Restructuring expenses include severance, accelerated share-based compensation and other expenses related to a restructuring of WashREIT personnel.
(3) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Funds Available for Distribution (In thousands, except per share data) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Funds available for distribution (FAD) (1)
NAREIT FFO	$63,171	$70,970	$31,732	$31,439	$32,003	$31,145	$37,454
Non-cash (gain) loss on extinguishment of debt	(1,177)	—	204	(1,381)	—	(244)	—
Tenant improvements and incentives	(2,949)	(5,845)	(1,877)	(1,072)	(6,857)	(3,196)	(3,576)
External and internal leasing commissions capitalized	(1,326)	(2,428)	(797)	(529)	(2,700)	(1,243)	(1,925)
Recurring capital improvements	(1,812)	(1,367)	(824)	(988)	(4,345)	(1,034)	(1,049)
Straight-line rent, net	(1,318)	(1,790)	(655)	(663)	(763)	(713)	(966)
Non-cash fair value interest expense	(59)	(421)	—	(59)	(178)	(179)	(209)
Non-real estate depreciation and amortization of debt costs	1,852	2,321	910	942	1,030	1,654	1,320
Amortization of lease intangibles, net	1,001	1,151	544	457	504	528	573
Amortization and expensing of restricted share and unit compensation	3,422	4,527	1,644	1,778	1,479	1,737	1,701
FAD	60,805	67,118	30,881	29,924	20,173	28,455	33,323
Cash loss on extinguishment of debt	915	—	2	913	—	1,008	—
Restructuring expenses (excluding accelerated share-based compensation)	—	1,116	—	—	270	436	201
Core FAD (1)	$61,720	$68,234	$30,883	$30,837	$20,443	$29,899	$33,524
______________________________
(1) See "Supplemental Definitions" on page 35 of this supplemental for the definitions of FAD and Core FAD.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Adjusted EBITDA (1)

Net (loss) income	$(3,687)	$(3,418)	$(5,406)	$1,719	$54,198	$332,770	$987
Add:
Interest expense	19,596	28,031	8,751	10,845	11,788	14,228	15,390
Real estate depreciation and amortization	59,319	64,968	29,599	29,720	38,812	37,399	35,421
Casualty gain
Real estate impairment	—	8,374	—	—	—	—	—
Non-real estate depreciation	479	493	241	238	276	250	244
Restructuring expenses	—	2,096	—	—	270	653	200
Less:
Loss (gain) on sale of depreciable real estate	7,539	1,046	7,539	—	(61,007)	(339,024)	1,046
(Gain) loss on extinguishment of debt	(262)	—	206	(468)	—	764	—
Adjusted EBITDA	$82,984	$101,590	$40,930	$42,054	$44,337	$47,040	$53,288
______________________________
(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, restructuring expenses (which include severance, accelerated share-based compensation and other expenses related to a restructuring of corporate personnel), acquisition expenses and gain from non-disposal activities. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Balances Outstanding

Secured
Mortgage note payable, net (1)	$—	$—	$47,074	$47,319	$58,039
Unsecured
Fixed rate bonds	348,375	598,028	597,781	597,618	597,371
Term loans	548,685	399,047	398,941	398,837	848,073
Credit facility	181,000	148,000	56,000	211,000	218,000
Unsecured total	1,078,060	1,145,075	1,052,722	1,207,455	1,663,444
Total	$1,078,060	$1,145,075	$1,099,796	$1,254,774	$1,721,483

Weighted Average Interest Rates

Secured
Mortgage note payable, net (1)	—%	—%	3.8%	3.8%	4.0%
Unsecured
Fixed rate bonds	4.5%	4.7%	4.7%	4.7%	4.7%
Term loans (2)	2.6%	2.8%	2.8%	2.8%	3.1%
Credit facility	1.2%	1.8%	2.7%	3.1%	3.4%
Unsecured total	3.0%	3.7%	3.9%	3.8%	3.8%
Weighted Average	3.0%	3.7%	3.9%	3.8%	3.7%
______________________________
(1) In January 2020, WashREIT prepaid the existing mortgage note associated with Yale West, resulting in a gain on extinguishment of debt of $0.5 million.
(2) WashREIT has entered into interest rate swaps to effectively fix the floating interest rates on $400.0 million of its total $550.0 million aggregate principal of its term loans outstanding as of June 30, 2020 (see page 10 of this Supplemental).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 10 of this Supplemental).

Long Term Debt Maturities (in thousands, except average interest rates)
June 30, 2020

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2020	$—		$—		$—	—%
2021	150,000	(1)	—		150,000	2.7%
2022	450,000	(2)	—		450,000	3.3%
2023	250,000	(3)	181,000	(4)	431,000	2.2%
2024	—		—		—	—%
2025	—		—		—	—%
Thereafter	50,000		—		50,000	7.3%
Scheduled principal payments	$900,000		$181,000		$1,081,000	3.0%
Net discounts/premiums	(551)		—		(551)
Loan costs, net of amortization	(2,389)		—		(2,389)
Total maturities	$897,060		$181,000		$1,078,060	3.0%
Weighted average maturity = 2.4 years
______________________________
(1)  WashREIT entered into interest rate swaps to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate through the term loan maturity of March 2021.
(2) Maturity date for a $150.0 million term loan of May 2022 assumes election of extension option for an additional one-year period.
(3) WashREIT entered into interest rate swaps to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed interest rate for $150.0 million portion of the term loan. For the remaining $100.0 million portion of the term loan, WashREIT entered into interest rate swaps to effectively fix a LIBOR plus 100 basis points floating interest rate to a 3.71% all-in fixed interest rate. The interest rates are fixed through the term loan maturity of July 2023. The 2018 Term Loan has an all-in fixed interest rate of 2.87%.
(4) Maturity date for credit facility of March 2023 assumes election of extension option for two additional 6-month periods.

Debt Covenant Compliance

	Unsecured Notes Payable		Unsecured Line of Credit and Term Loans
	Quarter Ended June 30, 2020	Covenant	Quarter Ended June 30, 2020	Covenant
% of Total Indebtedness to Total Assets(1)	37.6%	≤ 65.0%	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.5	≥ 1.5	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.7	≥ 1.5	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	32.5%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.69	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	32.6%	≤ 60.0%
Ratio of Unencumbered Adjusted Net Operating Income to Consolidated Unsecured Interest Expense	N/A	N/A	5.28	≥ 1.75
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			June 30, 2020		March 31, 2020		December 31, 2019		September 30, 2019		June 30, 2019
Market Data

Shares Outstanding			82,327		82,315		82,099		80,292		80,082
Market Price per Share			$22.20		$23.87		$29.18		$27.36		$26.73
Equity Market Capitalization			$1,827,659		$1,964,859		$2,395,649		$2,196,789		$2,140,592

Total Debt			$1,078,060		$1,145,075		$1,099,796		$1,254,774		$1,721,483
Total Market Capitalization			$2,905,719		$3,109,934		$3,495,445		$3,451,563		$3,862,075

Total Debt to Market Capitalization			0.37	:1	0.37	:1	0.31	:1	0.36	:1	0.45	:1

Earnings to Fixed Charges(1)			0.4x		1.1x		5.2x		0.4x		0.6x
Debt Service Coverage Ratio(2)			4.7x		3.9x		3.7x		3.2x		3.3x

Dividend Data	Six Months Ended		Three Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020		March 31, 2020		December 31, 2019		September 30, 2019		June 30, 2019
Total Dividends Declared	$49,581	$48,252	$24,761		$24,820		$24,625		$24,087		$24,111
Common Dividend Declared per Share	$0.60	$0.60	$0.30		$0.30		$0.30		$0.30		$0.30
Payout Ratio (Core FFO basis)	78.9%	65.9%	76.9%		81.1%		75.0%		73.2%		63.8%
Payout Ratio (Core FAD basis)	80.0%	70.6%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes (loss) gain on sale of real estate of ($7.5 million), $61.0 million and ($1.0 million) for the three months ended June 30, 2020, December 31, 2019 and June 30, 2019, respectively.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 8) by interest expense and principal amortization.

Same-Store Portfolio Net Operating Income (NOI) Growth 2020 vs. 2019

	Six Months Ended June 30,			Three Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Cash Basis:
Multifamily	$31,256	$30,127	3.7%	$15,373	$15,258	0.8%
Office	42,082	44,274	(5.0)%	21,071	21,889	(3.7)%
Other (2)	5,688	6,523	(12.8)%	2,573	3,305	(22.1)%
Overall Same-Store Portfolio (1)	$79,026	$80,924	(2.3)%	$39,017	$40,452	(3.5)%

GAAP Basis:
Multifamily	$31,244	$30,120	3.7%	$15,367	$15,255	0.7%
Office	42,418	44,999	(5.7)%	21,171	22,243	(4.8)%
Other (2)	5,867	6,886	(14.8)%	2,660	3,529	(24.6)%
Overall Same-Store Portfolio (1)	$79,529	$82,005	(3.0)%	$39,198	$41,027	(4.5)%

______________________________
(1) Non same-store properties were:
Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
Multifamily - The Trove
Sold properties:
Office - Quantico Corporate Center, 1776 G Street and John Marshall II
Discontinued operations:
Retail - Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(2) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended June 30, 2020
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$24,548	$32,532	$3,918	$60,998
Non same-store (1)	11,490	382	—	11,872
Total	36,038	32,914	3,918	72,870
Real estate expenses
Same-store portfolio	9,181	11,361	1,258	21,800
Non same-store (1)	4,929	156	—	5,085
Total	14,110	11,517	1,258	26,885
Net Operating Income (NOI)
Same-store portfolio	15,367	21,171	2,660	39,198
Non same-store (1)	6,561	226	—	6,787
Total	$21,928	$21,397	$2,660	$45,985

Same-store portfolio NOI (from above)	$15,367	$21,171	$2,660	$39,198
Straight-line revenue, net for same-store properties	5	(673)	22	(646)
Amortization of acquired lease assets (liabilities) for same-store properties	1	42	(126)	(83)
Amortization of lease intangibles for same-store properties	—	531	17	548
Same-store portfolio cash NOI	$15,373	$21,071	$2,573	$39,017
Reconciliation of NOI to net income
Total NOI	$21,928	$21,397	$2,660	$45,985
Depreciation and amortization	(14,058)	(14,176)	(1,365)	(29,599)
General and administrative expenses	—	—	(5,296)	(5,296)
Interest expense	—	—	(8,751)	(8,751)
Loss on sale of real estate	—	—	(7,539)	(7,539)
Loss on extinguishment of debt	—	—	(206)	(206)
Net income (loss)	7,870	7,221	(20,497)	(5,406)
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to the controlling interests	$7,870	$7,221	$(20,497)	$(5,406)
______________________________
(1) For a list of non-same-store and other properties, see page 13 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended March 31, 2020
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$25,104	$33,881	$4,544	$63,529
Non same-store (1)	11,474	1,789	—	13,263
Total	36,578	35,670	4,544	76,792
Real estate expenses
Same-store portfolio	9,227	12,634	1,337	23,198
Non same-store (1)	4,758	683	—	5,441
Total	13,985	13,317	1,337	28,639
Net Operating Income (NOI)
Same-store portfolio	15,877	21,247	3,207	40,331
Non same-store (1)	6,716	1,106	—	7,822
Total	$22,593	$22,353	$3,207	$48,153

Same-store portfolio NOI (from above)	$15,877	$21,247	$3,207	$40,331
Straight-line revenue, net for same-store properties	5	(654)	18	(631)
Amortization of acquired lease assets (liabilities) for same-store properties	1	(30)	(127)	(156)
Amortization of lease intangibles for same-store properties	—	448	17	465
Same-store portfolio cash NOI	$15,883	$21,011	$3,115	$40,009

Reconciliation of NOI to net income
Total NOI	$22,593	$22,353	$3,207	$48,153
Depreciation and amortization	(13,961)	(14,354)	(1,405)	(29,720)
General and administrative expenses	—	—	(6,337)	(6,337)
Interest expense	(172)	—	(10,673)	(10,845)
Gain on extinguishment of debt	—	—	468	468
Net income (loss)	8,460	7,999	(14,740)	1,719
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to controlling interests	$8,460	$7,999	$(14,740)	$1,719
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 13 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended June 30, 2019
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$24,434	$35,239	$4,872	$64,545
Non same-store (1)	5,453	6,822	—	12,275
Total	29,887	42,061	4,872	76,820

Real estate expenses
Same-store portfolio	9,179	12,996	1,343	23,518
Non same-store (1)	2,047	2,569	—	4,616
Total	11,226	15,565	1,343	28,134

Net Operating Income (NOI)
Same-store portfolio	15,255	22,243	3,529	41,027
Non same-store (1)	3,406	4,253	—	7,659
Total	$18,661	$26,496	$3,529	$48,686

Same-store portfolio NOI (from above)	$15,255	$22,243	$3,529	$41,027
Straight-line revenue, net for same-store properties	2	(826)	(111)	(935)
Amortization of acquired lease assets (liabilities) for same-store properties	1	(98)	(126)	(223)
Amortization of lease intangibles for same-store properties	—	570	13	583
Same-store portfolio cash NOI	$15,258	$21,889	$3,305	$40,452

Reconciliation of NOI to net income
Total NOI	$18,661	$26,496	$3,529	$48,686
Depreciation and amortization (2)	(15,208)	(16,413)	(1,423)	(33,044)
General and administrative expenses	—	—	(5,535)	(5,535)
Interest expense	(519)	—	(14,733)	(15,252)
Loss on sale of real estate	—	—	(1,046)	(1,046)
Income (loss) from continuing operations	2,934	10,083	(19,208)	(6,191)
Discontinued operations:
Income from operations of properties classified as discontinued operations (1)	—	—	7,178	7,178
Net income (loss)	2,934	10,083	(12,030)	987
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to the controlling interests	$2,934	$10,083	$(12,030)	$987
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 13 of this Supplemental.
(2) Depreciation and amortization includes $4.2 million amortization of intangible lease assets at the Assembly Portfolio, which have a weighted average useful life of seven months.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Six Months Ended June 30, 2020
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$49,652	$66,413	$8,462	$124,527
Non same-store (1)	22,964	2,171	—	25,135
Total	72,616	68,584	8,462	149,662
Real estate expenses
Same-store portfolio	18,408	23,995	2,595	44,998
Non same-store (1)	9,687	839	—	10,526
Total	28,095	24,834	2,595	55,524
Net Operating Income (NOI)
Same-store portfolio	31,244	42,418	5,867	79,529
Non same-store (1)	13,277	1,332	—	14,609
Total	$44,521	$43,750	$5,867	$94,138

Same-store portfolio NOI (from above)	$31,244	$42,418	$5,867	$79,529
Straight-line revenue, net for same-store properties	10	(1,327)	40	(1,277)
Amortization of acquired lease assets (liabilities) for same-store properties	2	12	(253)	(239)
Amortization of lease intangibles for same-store properties	—	979	34	1,013
Same-store portfolio cash NOI	$31,256	$42,082	$5,688	$79,026
Reconciliation of NOI to net income
Total NOI	$44,521	$43,750	$5,867	$94,138
Depreciation and amortization	(28,019)	(28,530)	(2,770)	(59,319)
General and administrative	—	—	(11,633)	(11,633)
Interest expense	(172)	—	(19,424)	(19,596)
Loss on sale of real estate	—	—	(7,539)	(7,539)
Gain on extinguishment of debt	—	—	262	262
Net income (loss)	16,330	15,220	(35,237)	(3,687)
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to the controlling interests	$16,330	$15,220	$(35,237)	$(3,687)
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 13 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Six Months Ended June 30, 2019
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	48,769	$70,751	$9,678	$129,198
Non same-store (1)	5,453	13,603	—	19,056
Total	54,222	84,354	9,678	148,254
Real estate expenses
Same-store portfolio	18,649	25,752	2,792	47,193
Non same-store (1)	2,047	5,037	—	7,084
Total	20,696	30,789	2,792	54,277
Net Operating Income (NOI)
Same-store portfolio	30,120	44,999	6,886	82,005
Non same-store (1)	3,406	8,566	—	11,972
Total	$33,526	$53,565	$6,886	$93,977

Same-store portfolio NOI (from above)	$30,120	$44,999	$6,886	$82,005
Straight-line revenue, net for same-store properties	5	(1,703)	(115)	(1,813)
Amortization of acquired lease assets (liabilities) for same-store properties	2	(181)	(270)	(449)
Amortization of lease intangibles for same-store properties	—	1,159	22	1,181
Same-store portfolio cash NOI	$30,127	$44,274	$6,523	$80,924
Reconciliation of NOI to net income
Total NOI	$33,526	$53,565	$6,886	$93,977
Depreciation and amortization (2)	(23,562)	(33,678)	(2,861)	(60,101)
General and administrative	—	—	(13,342)	(13,342)
Interest expense	(1,040)	—	(26,708)	(27,748)
Loss on sale of real estate	—	—	(1,046)	(1,046)
Real estate impairment	—	—	(8,374)	(8,374)
Income (loss) from continuing operations	8,924	19,887	(45,445)	(16,634)
Income from operations of properties classified as discontinued operations (1)	—	—	13,216	13,216
Net income (loss)	8,924	19,887	(32,229)	(3,418)
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to the controlling interests	$8,924	$19,887	$(32,229)	$(3,418)
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 13 of this Supplemental.
(2) Depreciation and amortization includes $4.2 million amortization of intangible lease assets at the Assembly Portfolio, which have a weighted average useful life of seven months.

Net Operating Income (NOI) by Region

	Percentage of NOI
	Q2 2020	YTD 2020
DC
Multifamily	6.8%	6.8%
Office	22.1%	21.6%
Other	2.1%	2.1%
	31.0%	30.5%
Maryland
Multifamily	3.9%	4.0%
Other	2.1%	2.5%
	6.0%	6.5%
Virginia
Multifamily	36.9%	36.5%
Office	24.5%	24.9%
Other	1.6%	1.6%
	63.0%	63.0%

Total Portfolio	100.0%	100.0%

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Units as of June 30, 2020	Six Months Ended		Three Months Ended
		June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Rental and other property revenues
Same-store (1)	4,268	$49,652	$48,769	$24,548	$25,104	$24,923	$24,763	$24,434
Non same-store
Acquisitions (2)	2,390	22,713	5,453	11,276	11,437	11,174	11,014	5,453
Development (3)	401	251	—	214	37	22	13	—
Total rental and other property revenues	7,059	72,616	54,222	36,038	36,578	36,119	35,790	29,887

Property operating expenses
Same-store		18,408	18,649	9,181	9,227	9,438	9,730	9,179
Non same-store
Acquisitions		9,136	2,047	4,625	4,511	4,717	4,477	2,047
Development		551	—	304	247	52	25	—
Total property operating expenses		28,095	20,696	14,110	13,985	14,207	14,232	11,226

Net Operating Income (NOI)
Same-store		31,244	30,120	15,367	15,877	15,485	15,033	15,255
Non same-store
Acquisitions		13,577	3,406	6,651	6,926	6,457	6,537	3,406
Development		(300)	—	(90)	(210)	(30)	(12)	—
Total NOI		$44,521	$33,526	$21,928	$22,593	$21,912	$21,558	$18,661

Same-store metrics
Retention (4)		57%	54%	59%	55%	55%	56%	54%

______________________________
(1)  Includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared.

(2)  Includes properties that were acquired within the years being compared. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared.

(3)  Include development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. As of June 30, 2020, 131 of the 401 units in development were delivered.

(4)  Represents the percentage of Same-store property leases renewed that were set to expire in the period presented.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Unit)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Quarter-to-Date Comparison	Apt Units	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change
Total/Weighted Average	4,268	$24,548	$24,434	0.5%	$9,181	$9,179	—%	$15,367	$15,255	0.7%	94.2%	95.4%	(1.3)%	$1,831	$1,783	2.7%

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Sequential Comparison	Apt Units	Q2 2020	Q1 2020	% Change	Q2 2020	Q1 2020	% Change	Q2 2020	Q1 2020	% Change	Q2 2020	Q1 2020	% Change	Q2 2020	Q1 2020	% Change
Total/Weighted Average	4,268	$24,548	$25,104	(2.2)%	$9,181	$9,227	(0.5)%	$15,367	$15,877	(3.2)%	94.2%	95.6%	(1.5)%	$1,831	$1,830	0.1%

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Year-to-Date Comparison	Apt Units	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change
Total/Weighted Average	4,268	$49,652	$48,769	1.8%	$18,408	$18,649	(1.3)%	$31,244	$30,120	3.7%	94.9%	97.3%	(2.5)%	$1,831	$1,776	3.1%

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q2 2020	Q2 2019	$ Change	% Change	% of Q2 2020 Total
Controllable (1)	$4,618	$4,726	$(108)	(2.3)%	50.3%
Non-Controllable (2)	4,563	4,453	110	2.5%	49.7%
Total same-store operating expenses	$9,181	$9,179	$2	—%	100.0%

Sequential Comparison	Q2 2020	Q1 2020	$ Change	% Change	% of Q2 2020 Total
Controllable	$4,618	$4,330	$288	6.7%	50.3%
Non-Controllable	4,563	4,897	(334)	(6.8)%	49.7%
Total same-store operating expenses	$9,181	$9,227	$(46)	(0.5)%	100.0%

Year-to-Date Comparison	YTD 2020	YTD 2019	$ Change	% Change	% of YTD 2020 Total
Controllable	$8,947	$9,136	(189)	(2.1)%	48.6%
Non-Controllable	9,461	9,513	(52)	(0.5)%	51.4%
Total same-store operating expenses	$18,408	$18,649	$(241)	(1.3)%	100.0%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Third-party Fees, Utilities, Insurance, and Real Estate Taxes

Same-Store Portfolio and Overall Average Occupancy Levels by Sector

	Average Occupancy - Same-Store Properties(1) (2)
Sector	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Multifamily	94.2%	95.6%	94.9%	95.0%	95.4%
Office	86.4%	87.2%	88.2%	89.3%	89.7%
Other (3)	87.2%	91.0%	89.6%	88.9%	88.8%

Overall Portfolio	90.4%	91.7%	91.6%	92.1%	92.6%

	Average Occupancy - All Properties (2)
Sector	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Multifamily (4)	89.5%	90.0%	94.8%	95.0%	95.4%
Office	86.8%	88.1%	89.5%	90.8%	89.7%
Other (3) and discontinued operations	87.2%	91.0%	89.6%	89.5%	91.5%

Overall Portfolio (5)	89.0%	90.0%	92.6%	92.5%	92.9%

______________________________
(1) Non same-store properties were:
Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
Multifamily - The Trove
Sold properties:
Office - Quantico Corporate Center, 1776 G Street and John Marshall II
Discontinued operations:
Retail - Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(2) Average occupancy is based on monthly occupied net rentable square footage as a percentage of total net rentable square footage, except for the rows labeled "Multifamily," on which average occupancy is based on average monthly occupied units as a percentage of total units. The square footage for multifamily properties only includes residential space. The occupied square footage for office and other properties includes short-term lease agreements.

(3) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

(4) Multifamily average occupancy for the 2020 periods declined due to the addition of the total rentable units at the Trove, which began to lease-up in the first quarter of 2020.
(5) Average occupancy based on monthly occupied net rentable square footage excludes the Assembly Portfolio and Cascade at Landmark for the 2019 periods.

Same-Store Portfolio and Overall Ending Occupancy Levels by Sector

	Ending Occupancy - Same-Store Properties (1) (2)
Sector	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Multifamily	93.8%	95.3%	95.0%	95.1%	95.2%
Office	86.8%	87.2%	88.8%	88.7%	89.2%
Other (3)	84.0%	91.1%	90.9%	89.0%	88.7%

Overall Portfolio	90.0%	91.6%	92.0%	91.9%	92.2%

	Ending Occupancy - All Properties (2)
Sector	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Multifamily (4)	89.8%	89.9%	94.9%	95.0%	95.3%
Office	86.8%	88.1%	89.6%	90.3%	90.7%
Other (3) and discontinued operations	84.0%	91.1%	90.9%	89.0%	91.5%

Overall Portfolio	89.4%	89.9%	92.8%	93.0%	93.1%

______________________________
(1) Non same-store properties were:
Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
Multifamily - The Trove
Sold properties:
Office - Quantico Corporate Center, 1776 G Street and John Marshall II
Discontinued operations:
Retail - Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(2) Ending occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except for the rows labeled "Multifamily," on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period. The occupied square footage for office and other properties includes short-term lease agreements.

(3) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

(4) Multifamily ending occupancy for the 2020 periods declined due to the addition of the total rentable units at the Trove, which began to lease-up in the first quarter of 2020.

Acquisition and Disposition Summary

Dispositions
	Location	Disposition Date	Property Type	Square Feet	Contract Sales Price (in thousands)	GAAP Loss on Sale (in thousands)
John Marshall II	Tysons, VA	April 21, 2020	Office	223,000	$57,000	$(6,855)
				223,000	$57,000	$(6,855)

Development Summary
June 30, 2020

Development
Property and Location	Total Rentable Square Feet or # of Units	Anticipated Total Cash Cost (1) (in thousands)	Cash Cost to Date (1) (in thousands)	Initial Occupancy

Trove (Wellington land parcel), Arlington, VA	401 units	$123,000	$109,880	Phase I - first quarter 2020 (2)
				Phase II - fourth quarter 2020 (2)
______________________________
(1)  Represents anticipated/actual cash expenditures and excludes allocations of capitalized corporate overhead costs and interest.

(2)  This development project has two phases: Phase I consists of 203 units and a ten-level garage. In February 2020, leasing commenced with the first deliveries of Phase I units and the completion of the ten-level garage. Phase II consists of 198 units, with delivery of units anticipated to commence in the fourth quarter of 2020.

Commercial Leasing Summary - New Leases

	2nd Quarter 2020		1st Quarter 2020		4th Quarter 2019		3rd Quarter 2019		2nd Quarter 2019
Gross Leasing Square Footage
Office Buildings	19,795		45,976		46,286		35,364		32,073
Retail Centers	420		15,392		8,466		4,624		69,170
Total	20,215		61,368		54,752		39,988		101,243
Weighted Average Term (years)
Office Buildings	8.3		4.4		7.8		9.0		6.6
Retail Centers	5.0		5.5		14.9		3.8		10.3
Total	8.3		4.7		8.9		9.2		9.2
Weighted Average Free Rent Period (months)
Office Buildings	7.3		1.1		6.9		9.4		3.0
Retail Centers	—		1.1		6.4		3.0		1.6
Total	7.3		1.1		6.8		8.8		2.5

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$54.47	$50.74	$43.39	$43.12	$43.09	$43.81	$42.68	$43.70	$46.75	$46.32
Retail Centers	15.93	15.00	17.96	17.90	60.79	50.44	40.59	38.41	10.36	10.04
Total	$53.67	$50.00	$37.01	$36.80	$45.83	$44.83	$42.44	$43.09	$21.89	$21.54

Rate on new leases
Office Buildings	$54.89	$49.55	$47.20	$45.37	$57.63	$52.52	$52.20	$47.09	$51.02	$47.15
Retail Centers	15.93	15.00	21.31	19.36	61.86	51.03	40.59	38.41	11.86	11.08
Total	$54.08	$48.83	$40.71	$38.85	$58.28	$52.29	$50.86	$46.09	$24.26	$22.51

Percentage Increase
Office Buildings	0.8%	(2.3)%	8.8%	5.2%	33.7%	19.9%	22.3%	7.8%	9.1%	1.8%
Retail Centers	—%	—%	18.7%	8.2%	1.8%	1.2%	—%	—%	14.5%	10.4%
Total	0.8%	(2.3)%	10.0%	5.6%	27.2%	16.6%	19.8%	7.0%	10.8%	4.5%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$1,667,073	$84.22	$480,677	$10.45	$3,234,510	$69.88	$2,545,774	$71.99	$1,628,785	$50.78
Retail Centers	3,000	7.14	9,000	0.58	1,075,385	127.02	—	—	1,260,945	18.23
Subtotal	$1,670,073	$82.62	$489,677	$7.98	$4,309,895	$78.71	$2,545,774	$63.66	$2,889,730	$28.54
Leasing Commissions
Office Buildings	$464,719	$23.48	$240,732	$5.24	$1,172,922	$25.34	$944,177	$26.70	$560,319	$17.47
Retail Centers	1,338	3.19	95,055	6.18	360,543	42.59	31,238	6.76	354,914	5.13
Subtotal	$466,057	$23.06	$335,787	$5.47	$1,533,465	$28.01	$975,415	$24.39	$915,233	$9.04
Tenant Improvements and Leasing Commissions
Office Buildings	$2,131,792	$107.70	$721,409	$15.69	$4,407,432	$95.22	$3,489,951	$98.69	$2,189,104	$68.25
Retail Centers	4,338	10.33	104,055	6.76	1,435,928	169.61	31,238	6.76	1,615,859	23.36
Total	$2,136,130	$105.68	$825,464	$13.45	$5,843,360	$106.72	$3,521,189	$88.05	$3,804,963	$37.58
______________________________
Note: This table excludes short-term lease agreements and activity at properties sold during the quarter. The cost of landlord build-out on Space+ leases that are excluded from Tenant Improvements in the table above totaled $1.1 million for leases executed in the 2020 periods.

Commercial Leasing Summary - Renewal Leases

	2nd Quarter 2020		1st Quarter 2020		4th Quarter 2019		3rd Quarter 2019		2nd Quarter 2019
Gross Leasing Square Footage
Office Buildings	15,359		42,574		56,811		15,936		52,016
Retail Centers	—		19,350		8,193		11,145		115,275
Total	15,359		61,924		65,004		27,081		167,291
Weighted Average Term (years)
Office Buildings	1.7		3.7		8.7		3.9		10.6
Retail Centers	—		7.1		5.0		7.8		8.9
Total	1.7		4.8		8.2		5.5		9.4
Weighted Average Free Rent Period (months)
Office Buildings	4.5		1.2		6.5		1.5		10.6
Retail Centers	—		0.1		1.1		—		—
Total	4.5		1.0		5.8		0.9		5.3

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$43.93	$50.65	$43.46	$44.70	$37.12	$37.67	$44.38	$46.25	$37.41	$42.49
Retail Centers	—	—	19.88	20.96	36.13	38.30	31.30	32.75	14.00	14.35
Total	$43.93	$50.65	$36.09	$37.28	$37.00	$37.75	$39.00	$40.70	$21.28	$23.10

Rate on new leases
Office Buildings	$52.44	$51.62	$46.39	$45.00	$47.03	$42.21	$51.27	$49.29	$38.68	$34.16
Retail Centers	—	—	21.73	20.64	39.33	38.06	42.24	40.38	16.13	15.32
Total	$52.44	$51.62	$38.69	$37.39	$46.06	$41.69	$47.55	$45.62	$23.14	$21.18

Percentage Increase
Office Buildings	19.4%	1.9%	6.7%	0.7%	26.7%	12.1%	15.5%	6.6%	3.4%	(19.6)%
Retail Centers	—%	—%	9.3%	(1.5)%	8.9%	(0.6)%	35.0%	23.3%	15.2%	6.8%
Total	19.4%	1.9%	7.2%	0.3%	24.5%	10.4%	21.9%	12.1%	8.7%	(8.3)%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$—	$—	$79,005	$1.86	$2,101,721	$36.99	$23,882	$1.50	$3,663,033	$70.42
Retail Centers	—	—	125,447	6.48	—	—	—	—	—	—
Subtotal	$—	$—	$204,452	$3.30	$2,101,721	$32.33	$23,882	$0.88	$3,663,033	$21.90
Leasing Commissions
Office Buildings	$41,780	$2.72	$209,309	$4.92	$1,144,764	$20.15	$101,139	$6.35	$970,622	$18.66
Retail Centers	—	—	34,498	1.78	20,099	2.45	34,664	3.11	267,317	2.32
Subtotal	$41,780	$2.72	$243,807	$3.94	$1,164,863	$17.92	$135,803	$5.01	$1,237,939	$7.40
Tenant Improvements and Leasing Commissions
Office Buildings	$41,780	$2.72	$288,314	$6.78	$3,246,485	$57.14	$125,021	$7.85	$4,633,655	$89.08
Retail Centers	—	—	159,945	8.26	20,099	2.45	34,664	3.11	267,317	2.32
Total	$41,780	$2.72	$448,259	$7.24	$3,266,584	$50.25	$159,685	$5.88	$4,900,972	$29.30
______________________________
Note: This table excludes short-term lease agreements and activity at properties sold during the quarter.

10 Largest Tenants - Based on Annualized Commercial Income
June 30, 2020

Tenant	Number of Buildings	Weighted Average Remaining Lease Term in Months	Percentage of Aggregate Portfolio Annualized Commercial Income	Aggregate Rentable Square Feet	Percentage of Aggregate Occupied Square Feet
Atlantic Media, Inc.	1	88	5.5%	134,084	4.1%
Capital One, N.A.	3	22	4.0%	143,090	4.3%
EIG Management Company, LLC	1	207	2.2%	51,252	1.6%
B. Riley Financial	1	30	2.2%	54,540	1.7%
Epstein, Becker & Green, P.C.	1	102	2.1%	55,318	1.7%
Hughes Hubbard & Reed LLP	1	152	2.0%	47,788	1.5%
Morgan Stanley Smith Barney Financing	1	123	1.8%	42,316	1.3%
Promontory Interfinancial Network, LLC	1	77	1.7%	36,867	1.1%
Raytheon BBN Technologies Corporation	1	33	1.6%	43,277	1.3%
Graham Holdings Company	1	53	1.6%	33,815	1.0%
Total/Weighted Average		80	24.7%	642,347	19.6%
______________________________
Note: This table excludes short-term lease agreements.

Industry Diversification - Office
June 30, 2020

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Office:
Professional, Scientific, and Technical Services	$30,227,041	24.38%	697,799	26.85%
Finance and Insurance	24,722,697	19.94%	473,256	18.21%
Other Services (except Public Administration)	19,228,714	15.51%	389,406	14.98%
Information	15,409,557	12.43%	292,285	11.24%
Legal Services	11,793,225	9.51%	222,376	8.56%
Health Care and Social Assistance	6,365,182	5.13%	173,625	6.68%
Public Administration	3,613,257	2.91%	46,643	1.79%
Real Estate, Rental and Leasing	3,233,300	2.61%	93,370	3.59%
Miscellaneous:
Retail Trade	3,139,768	2.53%	53,448	2.06%
Accomodation and Food Services	2,016,040	1.63%	50,948	1.96%
Other	4,255,763	3.42%	106,103	4.08%
Total	$124,004,544	100.00%	2,599,259	100.00%
______________________________
Note: Federal government tenants comprise 2.5% of annualized base rental revenue.

Lease Expirations
June 30, 2020

Year	Number of Leases	Rentable Square Feet	Percent of Rentable Square Feet	Annualized Rent (1)	Average Rental Rate	Percent of Annualized Rent (1)
Office:
2020	24	125,902	5.01%	$5,590,926	$44.41	4.05%
2021	49	214,373	8.54%	8,727,440	40.71	6.31%
2022	45	377,940	15.05%	18,852,586	49.88	13.64%
2023	57	304,554	12.13%	15,283,072	50.18	11.06%
2024	52	291,985	11.63%	15,566,565	53.31	11.26%
2025 and thereafter	140	1,195,863	47.64%	74,193,029	62.04	53.68%
	367	2,510,617	100.00%	$138,213,618	55.05	100.00%
Other:
2020	4	13,195	2.30%	$227,594	$17.25	1.56%
2021	10	70,891	12.34%	1,500,910	21.17	10.28%
2022	13	78,934	13.75%	1,817,214	23.02	12.45%
2023	18	65,858	11.47%	1,644,596	24.97	11.27%
2024	14	130,534	22.73%	3,009,903	23.06	20.62%
2025 and thereafter	36	214,842	37.41%	6,394,072	29.76	43.82%
	95	574,254	100.00%	$14,594,289	25.41	100.00%
Total:
2020	28	139,097	4.51%	$5,818,520	$41.83	3.81%
2021	59	285,264	9.25%	10,228,350	35.86	6.69%
2022	58	456,874	14.81%	20,669,800	45.24	13.53%
2023	75	370,412	12.01%	16,927,668	45.70	11.08%
2024	66	422,519	13.70%	18,576,468	43.97	12.16%
2025 and thereafter	176	1,410,705	45.72%	80,587,101	57.13	52.73%
	462	3,084,871	100.00%	$152,807,907	49.53	100.00%
______________________________
(1) Annualized Rent is equal to the rental rate effective at lease expiration (cash basis) multiplied by 12.

Schedule of Properties
June 30, 2020

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	# OF UNITS	NET RENTABLE SQUARE FEET	LEASED % (1)	ENDING OCCUPANCY (1)
Multifamily Buildings / # units
Clayborne	Alexandria, VA	2008	2008	74	60,000	97.3%	95.9%
Riverside Apartments	Alexandria, VA	2016	1971	1,222	1,001,000	96.8%	94.4%
Park Adams	Arlington, VA	1969	1959	200	173,000	96.5%	94.5%
Bennett Park	Arlington, VA	2007	2007	224	215,000	97.3%	94.2%
The Paramount	Arlington, VA	2013	1984	135	141,000	97.0%	92.6%
The Maxwell	Arlington, VA	2011	2014	163	116,000	97.5%	93.9%
The Wellington	Arlington, VA	2015	1960	711	600,000	96.8%	94.0%
Roosevelt Towers	Falls Church, VA	1965	1964	191	170,000	97.4%	94.2%
The Ashby at McLean	McLean, VA	1996	1982	256	274,000	95.7%	93.0%
Bethesda Hill Apartments	Bethesda, MD	1997	1986	195	225,000	96.9%	94.4%
3801 Connecticut Avenue	Washington, DC	1963	1951	307	178,000	94.8%	92.2%
Kenmore Apartments	Washington, DC	2008	1948	374	268,000	94.9%	91.7%
Yale West	Washington, DC	2014	2011	216	173,000	96.8%	94.9%
Assembly Alexandria	Alexandria, VA	2019	1990	532	437,000	97.0%	94.2%
Assembly Manassas	Manassas, VA	2019	1986	408	390,000	97.3%	94.1%
Assembly Dulles	Herndon, VA	2019	2000	328	361,000	97.9%	96.0%
Assembly Leesburg	Leesburg, VA	2019	1986	134	124,000	98.5%	98.5%
Assembly Herndon	Herndon, VA	2019	1991	283	221,000	96.8%	94.3%
Assembly Germantown	Germantown, MD	2019	1990	218	211,000	98.6%	95.4%
Assembly Watkins Mill	Gaithersburg, MD	2019	1975	210	193,000	98.6%	98.6%
Cascade at Landmark	Alexandria, VA	2019	1988	277	273,000	96.4%	94.9%
Subtotal Stabilized Properties				6,658	5,804,000	96.8%	94.3%
The Trove (2)	Arlington, VA	2015	2020	401	293,000	14.7%	14.5%
Subtotal All Properties				7,059	6,097,000
______________________________
(1)  Leased percentage and ending occupancy calculations are based on units for multifamily buildings.
(2)  This development project consists of 401 units with 131 units delivered in the first and second quarters of 2020. See page 23 for further information.

Schedule of Properties (continued)
June 30, 2020

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	LEASED % (1)	ENDING OCCUPANCY (1)
Office Buildings
515 King Street	Alexandria, VA	1992	1966	75,000	81.5%	81.5%
Courthouse Square	Alexandria, VA	2000	1979	120,000	81.5%	81.5%
1600 Wilson Boulevard	Arlington, VA	1997	1973	170,000	88.6%	88.5%
Fairgate at Ballston	Arlington, VA	2012	1988	145,000	87.7%	78.6%
Arlington Tower	Arlington, VA	2018	1980/2014	392,000	92.6%	88.5%
Monument II	Herndon, VA	2007	2000	209,000	95.1%	95.1%
Silverline Center	Tysons, VA	1997	1972/1986/1999/2015	550,000	88.6%	86.9%
1901 Pennsylvania Avenue	Washington, DC	1977	1960	101,000	86.9%	85.6%
1220 19th Street	Washington, DC	1995	1976	103,000	79.3%	67.5%
2000 M Street	Washington, DC	2007	1971	233,000	85.8%	85.8%
1140 Connecticut Avenue	Washington, DC	2011	1966	184,000	88.6%	88.6%
1227 25th Street	Washington, DC	2011	1988	135,000	89.6%	82.3%
Army Navy Building	Washington, DC	2014	1912/1987/2017	108,000	100.0%	100.0%
1775 Eye Street, NW	Washington, DC	2014	1964	189,000	89.3%	89.3%
Watergate 600	Washington, DC	2017	1972/1997	294,000	89.4%	87.5%
Subtotal				3,008,000	89.1%	86.8%
______________________________
(1)  The leased and occupied square footage for office and retail properties includes short-term lease agreements.

Schedule of Properties (continued)
June 30, 2020

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	LEASED % (1)	ENDING OCCUPANCY (1)
Retail Centers
800 S. Washington Street	Alexandria, VA	1998/2003	1955/1959	46,000	90.6%	90.6%
Concord Centre	Springfield, VA	1973	1960	75,000	89.5%	87.0%
Randolph Shopping Center	Rockville, MD	2006	1972	83,000	84.1%	69.9%
Montrose Shopping Center	Rockville, MD	2006	1970	149,000	74.4%	74.4%
Takoma Park	Takoma Park, MD	1963	1962	51,000	100.0%	100.0%
Westminster	Westminster, MD	1972	1969	150,000	95.3%	95.3%
Chevy Chase Metro Plaza	Washington, DC	1985	1975	49,000	83.0%	83.0%
Spring Valley Village	Washington, DC	2014	1941/1950/2018	94,000	87.6%	79.9%
Subtotal				697,000	87.0%	84.0%
TOTAL PORTFOLIO				9,802,000
______________________________
(1)  The leased and occupied square footage for office and retail properties includes short-term lease agreements.

Supplemental Definitions
June 30, 2020

Adjusted EBITDA (a non-GAAP measure) is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, restructuring expenses (which include severance, accelerated share-based compensation and other expenses related to a restructuring of corporate personnel), acquisition expenses and gain from non-disposal activities.

Annualized base rent ("ABR") is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Average Effective Rent per Unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.
Average occupancy is based on monthly occupied net rentable square footage as a percentage of total net rentable square footage, except for the rows labeled "Multifamily (calculated on a unit basis)," on which average occupancy is based on average monthly occupied units as a percentage of total units. The square footage for multifamily properties only includes residential space. The occupied square footage for office and retail properties includes temporary lease agreements.

Debt service coverage ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to total market capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to fixed charges ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except Multifamily, on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period.

NAREIT Funds from operations ("NAREIT FFO") is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with the sale of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations ("Core FFO") is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Funds Available for Distribution ("FAD") is calculated by subtracting from NAREIT FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Net Operating Income (“NOI”) is a non-GAAP measure defined as real estate rental revenue less real estate expenses. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment, casualty gains and losses, and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straightlining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

Recurring capital expenditures represent non-accretive building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term. Beginning in Q4 2018, in cases where the space has been remeasured in accordance with criteria set by the Building Owners and Managers Association ("BOMA"), the square feet former tenant's space is adjusted to be equivalent to the square feet of the new/renewing tenant's space.

Same-store portfolio properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

Same-store portfolio NOI growth is the change in the NOI of the same-store portfolio properties from the prior reporting period to the current reporting period.
Short-term leases are commercial leases with a term of less than 12 months.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Currently, one of the most significant factors is the adverse effect of the COVID-19 virus and ensuing economic turmoil on the financial condition, results of operations, cash flows and performance of WashREIT, particularly the impact of our ability to collect rent on schedule or at all, our ability to lease or release our commercial spaces, and increased credit losses, on the performance of our tenants generally, and on the global economy and financial markets. The extent to which COVID-19 impacts WashREIT and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on April 27, 2020, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington metro region; the risk of failure to enter into/and or complete contemplated acquisitions and dispositions at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber-attacks; weather conditions, natural disasters and pandemics; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2019 Form 10-K, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.